UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of earliest event reported: March 1, 2010

Commission File Number	Exact name of registrants as specified in their charters, state of organization, address of principal executive offices and registrants' telephone number	IRS Employer Identification Number
333-52397	ESI TRACTEBEL ACQUISITION CORP. (a Delaware corporation)	65-0827005
333-52397-01	NORTHEAST ENERGY, LP (a Delaware limited partnership)	65-0811248

c/o NextEra Energy Resources, LLC
700 Universe Boulevard
Juno Beach, Florida 33408
(561) 691-7171

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(b)

On March 1, 2010, Reese Doggett announced his resignation as vice president and from the Board of Directors of each of ESI Tractebel Acquisition Corp. (Acquisition Corp.) and ESI Tractebel Funding Corp. (Funding Corp.) and from the Management Committee of each of Northeast Energy, LP (NE LP), Northeast Energy Associates, a limited partnership (NEA), and North Jersey Energy Associates, a limited partnership (NJEA), effective immediately. NE LP and Acquisition Corp are referred to herein as "the registrants."

(d)

On March 1, 2010, Stefaan Sercu, 37, was appointed vice president and elected a director of each of the Acquisition Corp. and the Funding Corp. In addition, he was appointed to the Management Committee of each of NE LP, NEA and NJEA.  Mr. Sercu, 37, is vice president local portfolio management generation for GDF SUEZ Energy North America (GSENA), a position he has held since January 2010. Prior to that, Mr. Sercu was vice president merchant management for ERCOT and the Southeast for GDF SUEZ Energy Marketing North America (an indirect subsidiary of GSENA) with responsibilities for hedging strategies, dispatch control and gas storage optimization, and served in that position from November 2008 until January 2010. From April 2006 to November 2008, Mr. Sercu was vice president of the Middle Office, in SUEZ Energy North America (SENA) and was responsible for evaluating risk control systems, and for updating commodity risk exposure within SENA. From January 2006 to April 2006, Mr. Sercu was vice president of project advisory with responsibility for project valuations for acquisition and asset impairment for SENA. From January 2005 to December 2005, Mr. Sercu was vice president portfolio management for SENA, where his primary responsibility was for short term (1 to 3 years) commodity risk management across the value chain, and an advisor to the SENA Executive Committee on major commodity decisions.

NE LP is jointly owned by indirect wholly-owned subsidiaries of NextEra Energy Resources, LLC (“NextEra Energy Resources”), which is an indirect wholly-owned subsidiary of FPL Group, a company listed on the New York Stock Exchange) and by indirect wholly-owned subsidiaries of GDF Suez. NextEra Energy Resources is an indirect wholly-owned subsidiary of FPL Group, Inc. (FPL Group), a company listed on the New York Stock Exchange. A subsidiary of ESI Energy, LLC, which is a subsidiary of NextEra Energy Resources, and a subsidiary of GDF Suez, are also the owners of the common stock of the Acquisition Corp. and the Funding Corp.

Certain relationships and certain related party transactions between the registrants, NEA and NJEA, on the one hand, and affiliates of SUEZ Power, on the other hand, are described in Item 13 of the registrants' combined Annual Report on Form 10-K for the year ended December 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

NORTHEAST ENERGY, LP
(ESI Northeast Energy GP, Inc. as Administrative General Partner)
ESI TRACTEBEL ACQUISITION CORP.
(Registrants)

Date:  March 5, 2010

MARK R. SORENSEN
Mark R. Sorensen Vice President and Treasurer of ESI Northeast Energy GP, Inc. Treasurer of ESI Tractebel Acquisition Corp. (Principal Financial and Principal Accounting Officer of the Registrants)